                                                                    EXHIBIT 99.3

                             RABBI TRUST AGREEMENT

                                      FOR

                        ADAPTIVE BROADBAND CORPORATION

                                TRUST AGREEMENT

                               TABLE OF CONTENTS


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                                                                                                    Page
                                                                                                    ----
TRUST AGREEMENT..................................................................................     1

ARTICLE I ESTABLISHMENT OF TRUST.................................................................     2

   1.1  INITIAL DEPOSIT..........................................................................     2
   1.2  IRREVOCABILITY...........................................................................     2
   1.3  GRANTOR TRUST............................................................................     2
   1.4  TRUST ASSETS.............................................................................     2
   1.5  ADDITIONAL DEPOSIT.......................................................................     2
   1.6  CUSTODY OF ASSETS........................................................................     3

ARTICLE II PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.................................     3

   2.1  PAYMENTS.................................................................................     3
   2.2  BENEFIT ENTITLEMENTS.....................................................................     3
   2.3  BENEFIT PAYMENTS.........................................................................     3

ARTICLE III......................................................................................     3

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN PARTICIPATING EMPLOYER IS
INSOLVENT........................................................................................     3

   3.1  CLAIMS OF CREDITORS......................................................................     3
   3.2  CESSATION OF BENEFIT PAYMENTS............................................................     4
   3.3  INSOLVENCY...............................................................................     4

ARTICLE IV NO REVERSION TO CONTROLLING EMPLOYER..................................................     5

ARTICLE V INVESTMENT AUTHORITY...................................................................     5

   5.1  INVESTMENT AUTHORITY.....................................................................     5
   5.2  DELEGATION OF AUTHORITY TO CUSTODIAN.....................................................     5
   5.3  SUBSTITUTION OF ASSETS...................................................................     5

ARTICLE VI DISPOSITION OF INCOME.................................................................     5

ARTICLE VII ACCOUNTING BY TRUSTEE................................................................     5

ARTICLE VIII RESPONSIBILITY OF TRUSTEE...........................................................     7

   8.1  STANDARD OF CARE.........................................................................     7
   8.2  INDEMNIFICATION..........................................................................     7

   8.3  LEGAL COUNSEL............................................................................     7
   8.4  AGENTS...................................................................................     7
   8.5  TRUSTEE POWERS...........................................................................     7
   8.6  NO BUSINESS OBJECTIVE....................................................................     7

ARTICLE IX COMPENSATION AND EXPENSES OF TRUSTEE..................................................     8

   9.1  PAYMENT OF EXPENSES......................................................................     8
   9.2  COMPENSATION.............................................................................     8
   9.3  PAYMENT PROCEDURES.......................................................................     8

ARTICLE X RESIGNATION AND REMOVAL OF TRUSTEE.....................................................     9

   10.1 RESIGNATION..............................................................................     9
   10.2 REMOVAL..................................................................................     9
   10.3 TRANSFER OF ASSETS.......................................................................     9
   10.4 SUCCESSOR................................................................................     9

ARTICLE XI APPOINTMENT OF SUCCESSOR..............................................................     9

   11.1 APPOINTMENT..............................................................................     9
   11.2 LIMITED LIABILITY........................................................................     9

ARTICLE XII AMENDMENT OR TERMINATION.............................................................     9

   12.1 AMENDMENT................................................................................    10
   12.2 TERMINATION WITHOUT CONSENT..............................................................    10
   12.3 TERMINATION WITH CONSENT.................................................................    10

ARTICLE XIII MISCELLANEOUS.......................................................................    10

   13.1 SURVIVAL.................................................................................    10
   13.2 NO ASSIGNMENT............................................................................    10
   13.3 APPLICABLE LAW...........................................................................    10
   13.4 HEADINGS.................................................................................    10
   13.5 COUNTERPARTS.............................................................................    10

ARTICLE XIV EFFECTIVE DATE.......................................................................    11

                                TRUST AGREEMENT



     THIS TRUST AGREEMENT is made as of the 30/th/ day of March, 2000, by and between ADAPTIVE BROADBAND CORPORATION ("Controlling Employer") and RELIANCE TRUST COMPANY ("Trustee");

     WHEREAS, certain affiliates of Controlling Employer (the Controlling Employer and each of such affiliates collectively shall be referred to herein as the "Participating Employers"), as listed on Exhibit A attached hereto and incorporated herein by this reference, have adopted certain deferred compensation plans;

     WHEREAS, each of the deferred compensation plans (each of such plans collectively shall be referred to herein as the "Plan"), as listed on Exhibit B attached hereto and incorporated herein by this reference, is intended to provide to certain eligible employees the opportunity to defer the receipt and income taxation of a portion of such employees?annual compensation;

     WHEREAS, the Participating Employers have incurred or expect to incur liability under the terms of the Plan with respect to the individuals employed by them and participating in the Plan;

     WHEREAS, the Controlling Employer wishes to name Reliance Trust Company as Trustee of the trust ("the Trust");

     WHEREAS, each of the Participating Employers intends to contribute to the Trust assets that shall be held therein, subject to the claims of each such Participating Employer's creditors in the event of each such Participating Employers Insolvency (as herein defined), until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for all purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of each of the Participating Employers to make contributions to the Trust to provide a source of funds to assist such Participating Employers in the meeting of liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby adopt the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                                   ARTICLE I

                            ESTABLISHMENT OF TRUST
                            ----------------------


     1.1  Initial Deposit.  Controlling Employer hereby deposits with Trustee in
          ---------------
trust certain funds (as an initial funding amount), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     1.2  Irrevocability.  No part of the Trust principal or earnings thereon
          --------------
shall be used for any purpose other than (i) providing benefits to participants under the Plan and (ii) defraying reasonable expenses of administration in accordance with Article IX until all such payments required by this Trust Agreement have been made; provided, nothing in this Section 1.2 shall be deemed to limit or otherwise prevent the termination of the Trust as provided in Sections 12.2 or 12.3.

     1.3  Grantor Trust. The Trust is intended to be a grantor trust, of which
          -------------
each Participating Employer is the grantor with respect to the Plan participants employed by such Participating Employer, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     1.4  Trust Assets.  The principal of the Trust and any earnings thereon
          ------------
shall be held separate and apart from other funds of the Participating Employers and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Participating Employers. Any assets held by the Trust will be subject to the claims of each Participating Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.3 herein, but only with respect to assets of the Trust held for the benefit of Plan participants employed by such Participating Employer. For purposes of this Trust Agreement, any reference to "Plan participant" or "Plan participants" shall mean only those persons who accrue a benefit under the Plan by reason of services performed for a Participating Employer. In order to determine, as of any day, the assets which shall be subject to the claims of each Participating Employers general creditors, Trustee shall allocate Trust assets among each Participating Employer in proportion to the total contributions made to the Trust by each Participating Employer for or on behalf of the Plan participants with a benefit under the Plan as of such day.

     1.5  Additional Deposit.  Each Participating Employer may, in its sole
          ------------------
discretion, at any time, or from time to time, make additional deposits of cash, insurance policies or other property acceptable to Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     1.6  Custody of Assets.  Notwithstanding any provision in this Agreement to
          -----------------
the contrary, unless otherwise agreed to by the Trustee, all of the assets of the Trust may be held by a custodian other than the Trustee and may be appointed by the Trustee at the direction of the Controlling Employer. The Controlling Employer hereby authorizes and directs the Trustee to enter into such agreements with the custodian as may be necessary to establish an account with the custodian.


                                  ARTICLE II
             PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES
             -----------------------------------------------------

     2.1  Payments.  Subject to Article III, the Custodian shall make payments
          --------
out of the Trust Fund to such participants, in such amounts, in such manner, and at such times as may be specified in written directions of the Plans Controlling Employer, as provided for in the Plan or its authorized designee.

     2.2  Benefit Entitlements.  The entitlement of a Plan participant or his or
          --------------------
her beneficiaries to benefits under the Plan shall be determined by the Controlling Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     2.3  Benefit Payments.  A Participating Employer, at the discretion of
          ----------------
Controlling Employer, may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Controlling Employer shall notify Trustee of its decision to permit payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the applicable Participating Employer, at the discretion of Controlling Employer, shall make the balance of each such payment as it falls due.



                                  ARTICLE III
              TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
             BENEFICIARY WHEN PARTICIPATING EMPLOYER IS INSOLVENT
             ----------------------------------------------------

     3.1  Claims of Creditors.  At all times during the continuance of this
          -------------------
Trust, as provided in Section 1.4 hereof, the principal and income of the Trust held for the benefit of Plan participants of a Participating Employer shall be subject to claims of general creditors of such Participating Employer under federal and state law as set forth below.

          (a) The Board of Directors (or similar governing body) of each Participating Employer shall have the duty to inform Trustee in writing of the Participating Employer's Insolvency. If a person claiming to be a creditor of the Participating Employer alleges in writing to Trustee that the Participating Employer has become Insolvent, Trustee shall determine whether the Participating Employer is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits in accordance with Section 3.2.


          (b) Unless Trustee has actual knowledge of the Participating Employer's Insolvency, or has received notice from Controlling Employer, such Participating Employer or a person claiming to be a creditor alleging that the Participating Employer is Insolvent, Trustee shall have no duty to inquire whether the Participating Employer is Insolvent. Trustee may in all events rely on such evidence concerning the Participating Employer's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Participating Employer's solvency.

     3.2  Cessation of Benefit Payments.  If at any time Trustee has determined
          -----------------------------
that one of the Participating Employers has become Insolvent, the Trustee shall discontinue payments from the Trust to or on behalf of Plan participants who are or were employees of that Participating Employer, to the extent such employees' benefits correspond to assets of the Trust (and earnings thereon) contributed by such Participating Employer. Further, the Trustee shall segregate the assets of the Trust attributable to such Participating Employer's participants (the "Affected Assets") and continue to hold the Affected Assets in trust for the benefit of the Participating Employers general creditors until the Trustee receives a court order directing the disposition of such assets. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Participating Employer with respect to benefits due under the Plan or otherwise. Trustee shall resume the payment of benefits to or on behalf of Plan participants who are or were employees of such Participating Employer in accordance with Article II of this Trust Agreement on the date (the "Determination Date") Trustee has determined that the Participating Employer is not Insolvent (or is no longer Insolvent). Notwithstanding anything in this
Article III to the contrary, if Trustee discontinues the payment of benefits from the Trust and segregates the Affected Assets pursuant to this Section 3.2, Trustee shall not thereafter make payment of benefits accrued before the Determination Date to or on behalf of such Plan participants from any assets of the Trust other than (i) the Affected Assets (and earnings thereon), and (ii) new contributions made to the Trust for such Participating Employer; provided, nothing contained herein shall prevent Trustee from making payment of benefits accrued on or after the Determination Date to or on behalf of such Plan participants from any assets of the Trust other than the Affected Assets (and earnings thereon) in accordance with the terms of this Trust Agreement.

     3.3  Insolvency.  A Participating Employer shall be considered "Insolvent"
          ----------
for purposes of this Trust Agreement if the Participating Employer is (i) unable to pay its debts as they become due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.4  Recommencement of Payments.  Provided that there are sufficient
          --------------------------
assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, such payments shall be made exclusively from (i) the Affected Assets then remaining in the Trust, and (ii) new contributions made to the Trust for such Participating Employer, and the first payment following such discontinuance shall include (to the extent of such Affected Assets and/or new contributions) the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance (other than payments due in the form of common stock of the Controlling Employer), less the aggregate amount of any payments made to Plan participants or their beneficiaries by a Participating Employer in lieu of the payments provided for hereunder during any such period of discontinuance.


                                  ARTICLE IV
                     NO REVERSION TO CONTROLLING EMPLOYER
                     ------------------------------------

     Except as provided in Article III and Sections 9.3 and 12.3 hereof, Controlling Employer shall have no right or power to direct Trustee to return to Controlling Employer or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.


                                   ARTICLE V
                             INVESTMENT AUTHORITY
                             --------------------

     5.1  Investment Authority.  Controlling Employer shall have the exclusive
          --------------------
right to direct Trustee with respect to the purchase, acquisition, investment, disposition, transfer or surrender of any investment asset held by the Trust, and Trustee shall have no responsibility for the investment and management of the assets of the Trust. The Trustee shall act only upon receipt of proper written directions from Controlling Employer or its designees and shall have no liability to review or question any such directions. Trustee shall not be liable for the acts or omissions of Controlling Employer or have any obligation to invest or otherwise manage any asset of the Trust.

     5.2  Delegation of Authority to Custodian.  With respect to all assets held
          ------------------------------------
by the custodian in accordance with Section 1.6, the Trustee is authorized and directed to delegate to the custodian the authority and responsibility for receiving and carrying out the directions of the Controlling Employer.

     5.3  Substitution of Assets.  Controlling Employer shall have the right at
          ----------------------
any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Controlling Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                  ARTICLE VI
                             DISPOSITION OF INCOME
                             ---------------------

     During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


                                  ARTICLE VII
                             ACCOUNTING BY TRUSTEE
                             ---------------------

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Controlling Employer and Trustee and all records necessary to carry out its responsibilities described in Section 3.2. Within 120 days following the close of each calendar year and within 120 days after the removal or resignation of Trustee, Trustee shall deliver to the Controlling Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Notwithstanding anything in this Article VII to the contrary, the Trustee shall be entitled to rely on the records maintained by any custodian or recordkeeper appointed by the Controlling Employer for the maintenance and provision of all records specified in this Article VII.

                                 ARTICLE VIII
                           RESPONSIBILITY OF TRUSTEE
                           -------------------------

     8.1  Standard of Care.  Trustee shall act with the care, skill, prudence
          ----------------
and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Controlling Employer which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Controlling Employer. In the event of a dispute between Controlling Employer and a participant, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     8.2  Indemnification.  Controlling Employer shall indemnify Trustee
          ---------------
against, and hold Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys?fees and disbursements, that may be incurred by, imposed upon, or asserted against Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from Trustees negligence or bad faith or failure to perform any of its duties hereunder, or violations by Trustee of the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable law. Trustee shall indemnify Controlling Employer, each Participating Employer, the Plan and Trust against and hold those parties harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys fees and disbursements, that may be incurred by, imposed upon, or asserted against Controlling Employer, each Participating Employer, the Plan or Trust, by reason of any claim, regulatory proceeding or litigation arising out of Trustees negligence or bad faith or failure to perform any of its duties hereunder, or violations by Trustee of the Code, ERISA or other applicable law. This provision shall survive the termination of the Trust.

     8.3  Legal Counsel.  Trustee may consult with legal counsel (who may also
          -------------
be counsel for Controlling Employer generally) with respect to any of its duties or obligations hereunder.

     8.4  Agents.  Trustee may hire agents, accountants, actuaries, investment
          ------
advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     8.5  Trustee Powers.  Trustee shall have, without exclusion, all powers
          --------------
conferred on Trustees by applicable law, unless expressly provided otherwise herein.

     8.6  No Business Objective.  Notwithstanding any powers granted to Trustee
          ---------------------
pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


                                  ARTICLE IX
                     COMPENSATION AND EXPENSES OF TRUSTEE
                     ------------------------------------

     9.1  Payment of Expenses.  Trustee may make payments of all reasonable
          -------------------
administrative expenses, real and personal property taxes, income taxes, stock transfer taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund out of the Trust Fund to such persons, in such amounts, in such manner and at such time as may be specified in written directions of the Controlling Employer or its authorized designee.

     9.2  Compensation.  Trustee shall be paid such reasonable compensation and
          ------------
expenses as shall from time to time be agreed upon in writing by Controlling Employer and Trustee. Such compensation and expenses shall be withdrawn by Trustee out of the Trust Fund, unless paid by the Participating Employers.

     9.3  Payment Procedures.  All reasonable and proper scheduled compensation
          ------------------
and expenses shall be withdrawn by Trustee out of the Trust Fund, unless paid by the Participating Employers, and shall be paid by one or more of the Participating Employers if the same cannot be withdrawn from the Trust Fund.
All other reasonable and proper expenses shall be withdrawn by Trustee out of the Trust Fund after receiving Controlling Employer approval which shall not be reasonably denied, unless paid by the Participating Employers and shall be paid by one or more of the Participating Employers if the same cannot be withdrawn from the Trust Fund. To the extent a Participating Employer pays any expenses that are properly payable from the Trust Fund, Trustee shall reimburse such Participating Employer from the Trust Fund if requested to do so by Controlling Employer.

                                   ARTICLE X
                      RESIGNATION AND REMOVAL OF TRUSTEE
                      ----------------------------------

     10.1 Resignation.  Trustee may resign at any time by written notice to
          -----------
Controlling Employer, which shall be effective 90 days after receipt of such notice unless Controlling Employer and Trustee agree otherwise.

     10.2 Removal.  Trustee may be removed by Controlling Employer on 90 days
          -------
notice or upon shorter notice accepted by Trustee.

     10.3 Transfer of Assets.  Upon resignation or removal of Trustee and
          ------------------
appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of notice of resignation, removal or transfer, unless the Controlling Employer extends the time limit.

     10.4 Successor.  If Trustee resigns or is removed, a successor shall be
          ---------
appointed, in accordance with Article XI hereof, by the effective date of resignation or removal under Sections 10.1 or 10.2. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


                                  ARTICLE XI
                           APPOINTMENT OF SUCCESSOR
                           ------------------------

     11.1 Appointment.  If Trustee resigns or is removed in accordance with
          -----------
Section 10.1 or 10.2 hereof, Controlling Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Controlling Employer or the successor Trustee to evidence the transfer.

     11.2 Limited Liability.  The successor Trustee need not examine the records
          -----------------
and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles VII and VIII hereof. The successor Trustee shall not be responsible for, and Controlling Employer shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                  ARTICLE XII
                           AMENDMENT OR TERMINATION
                           ------------------------

     12.1 Amendment.  This Trust Agreement may be amended by a written
          ---------
instrument executed by Trustee and the Board of Directors (or similar governing body) of Controlling Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     12.2 Termination Without Consent.  The Trust shall not terminate until the
          ---------------------------
date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Controlling Employer.

     12.3 Termination With Consent.  Upon written approval of participants or
          ------------------------
beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Controlling Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Controlling Employer.


                                 ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------

     13.1 Survival.  Any provision of this Trust Agreement prohibited by law
          --------
shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     13.2 No Assignment.  Benefits payable to Plan participants and their
          -------------
beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     13.3 Applicable Law.  This Trust Agreement shall be governed by and
          --------------
construed in accordance with the laws of the State of Georgia.

     13.4 Headings.  The headings are solely for convenience and shall not be
          --------
relied upon in construing any provisions hereof.

     13.5 Counterparts.  This Trust Agreement may be executed in counterparts,
          ------------
and each counterpart shall be appended hereto.

                                  ARTICLE XIV
                                EFFECTIVE DATE
                                --------------

     The effective date of this amendment and restatement of the Trust Agreement shall be March 30, 2000.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.



                                           CONTROLLING EMPLOYER:

                                           ADAPTIVE BROADBAND CORPORATION



Dated:  3/30/2000                          By: Robert G. Parrish
        ---------                              --------------------------

                                           Title: V.P., Human Resources
                                                  -----------------------


                                           TRUSTEE:

                                           RELIANCE TRUST COMPANY



                                           By: William C. Harlow
                                               --------------------------


                                           Title: Senior Vice President
                                                  -----------------------

                                   EXHIBIT A
                                   ---------

                            PARTICIPATING EMPLOYERS


                                 Employer Name
                                 -------------


                        Adaptive Broadband Corporation

                                   EXHIBIT B
                                   ---------

                              PARTICIPATING PLANS


                                   Plan Name
                                   ---------


                        ADAPTIVE BROADBAND CORPORATION

               SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

March 30, 2000

William C. Harlow
Senior Vice President
Reliance Trust Company
Lenox Plaza, Suite 900
3384 Peachtree Road
Atlanta, GA 30326

Re: Adaptive Broadband Corporation
     Supplemental Executive Deferred Compensation Plan

Dear Mr. Harlow:

Please accept this letter as notification that Adaptive Broadband Corporation has appointed Reliance Trust Company as Trustee of the above referenced plan as of the date entered as the effective date of the amended and restated trust established for the plan.

Sincerely,



Robert G. Parrish
V. P., Human Resources

                                      B-2